EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Schedules Release of Third Quarter 2022 Financial Results

HOUSTON, TX, October 10, 2022 - Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), an international, Fortune 300 automotive retailer with 203 dealerships located in the U.S. and U.K., today announced that it will release financial results for the third quarter ended September 30, 2022 on Wednesday, October 26, 2022, before market open.  Earl J. Hesterberg, Group 1’s chief executive officer, and the Company’s senior management team will host a conference call to discuss the results later that morning at 10:00 a.m. ET.

The conference call will be simulcast live on the Internet at http://www.group1corp.com/events. A webcast replay will be available for 30 days.  A copy of the Company’s presentation will also be made available at http://www.group1corp.com/company-presentations.

The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:

Domestic:	1-888-317-6003
International:	1-412-317-6061
Passcode:	6646921

A telephonic replay will be available following the call through November 2, 2022, by dialing:

Domestic:	1-877-344-7529
International:	1-412-317-0088
Replay Code:	8172086

ABOUT GROUP 1 AUTOMOTIVE, INC.

Group 1 owns and operates 203 automotive dealerships, 273 franchises, and 47 collision centers in the United States and the United Kingdom that offer 35 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, www.facebook.com/group1auto, and www.twitter.com/group1auto.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:

Jason Babbitt

Vice President, Treasurer

Group 1 Automotive, Inc.

jbabbitt@group1auto.com

Media contacts:

Pete DeLongchamps

Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs

Group 1 Automotive, Inc.

pdelongchamps@group1auto.com

or

Clint Woods

Pierpont Communications, Inc.

713-627-2223

cwoods@piercom.com